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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 22, 2010

                                Technitrol, Inc.
             (Exact name of registrant as specified in its charter)

                       Commission File Number:  001-05375

                PA                                     23-1292472
  (State or other jurisdiction of                    (IRS Employer
          incorporation)                           Identification No.)

              1210 Northbrook Drive, Suite 470, Trevose, PA 19053
          (Address of principal executive offices, including zip code)

                                 (215) 942-8400
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     Technitrol entered into an Employment Agreement with Daniel M. Moloney dated March 22, 2010. The agreement is for a three-year term and provides for Mr. Moloney to serve as Chief Executive Officer of Technitrol during that period. Benefits payable to Mr. Moloney under the agreement include an initial base salary of $650,000, annual bonus targeted at 100% of base salary (guaranteed to be at least $350,000 for 2010), awards for long-term performance periods targeted at 160% of base salary, option grants on March 22, 2010 and March 22, 2011 each for the purchase of 360,000 shares of Technitrol common stock at strike prices equal to the closing prices on the respective dates of grant, signing payments equal to $1,200,000 in the aggregate, and other benefits customarily provided to senior executives of Technitrol. The agreement also specifies benefits that may vest or become payable to Mr. Moloney upon the termination of his employment. If Mr. Moloney is terminated without cause, or if Mr. Moloney terminates his employment for good reason, his benefits will include severance payments of two times monthly base salary paid for a period of at least twenty-four months. Mr. Moloney is not entitled to any special benefits upon a change in control unless the change in control is also accompanied by a termination without cause or termination for good reason. The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement attached hereto as Exhibit 10.24 which is incorporated herein by reference.

     Concurrent with his appointment as Chief Executive Officer, Mr. Moloney was also appointed as director of Technitrol. Mr. Moloney will serve as a Class II director whose term will expire in 2012. Upon the retirement of James M. Papada, III which is expected to occur on April 2, 2010, and in accordance with Technitrol's stated policy on director independence, Mr. Moloney will be Technitrol's only non-independent director.


Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.24 Employment Agreement between Technitrol, Inc. and Daniel M. Moloney dated March 22, 2010.

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                                  Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Technitrol, Inc.


Date: March 23, 2010                             By: /s/ Drew A. Moyer
                                                     ---------------------------
                                                     Drew A. Moyer
                                                     Sr. Vice President and CFO